UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Coherus BioSciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplement (this “Supplement”) to the Definitive Proxy Statement on Schedule 14A filed on April 6, 2020 (the “Definitive Proxy Statement”), by Coherus BioSciences, Inc., a Delaware corporation (the “Company”), is being filed to supplement the Definitive Proxy Statement as described in the Explanatory Note below.

EXPLANATORY NOTE

DELINQUENT SECTION 16(A) REPORTS

The Company previously disclosed in its Definitive Proxy Statement that, to the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations during the year ended December 31, 2019, all filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) were complied with. Subsequent to the filing of the Definitive Proxy Statement, the Company became aware that certain Section 16(a) filings made by its directors in 2019 were filed late. Specifically, Form 4 filings for James I. Healy, M.D., Ph.D., V. Bryan Lawlis, Ph.D., Samuel Nussbaum, M.D., Christos Richards, Ali J. Satvat, Mary T. Szela and Mats Wahlström, in connection with options granted to each of the aforementioned directors on January 11, 2019, were filed late.

This Supplement is being filed to correct that error and disclose the late Section 16(a) filings. Other than the addition of the above regarding the late Section 16(a) filings, no other changes have been made to the Definitive Proxy Statement and it continues to be in full force and effect as originally filed.